Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of The Commercial & Savings Bank 401(k) Retirement Plan

Millersburg, Ohio

We consent to the incorporation by reference in the Registration Statement No. 333-130082 on Form S-8 of The Commercial & Savings Bank 401(k) Retirement Plan of our report dated June 29, 2022, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the Commercial & Savings Bank 401(k) Retirement Plan for the year ended December 31, 2021.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 29, 2022